EXHIBIT 99.1

More information:

James Hart, 203.956.8746 (O) 203.339.2578 (M)

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE FIRST QUARTER

ENDED MARCH 31, 2013

ACHIEVES FIRST QUARTER ADJUSTED EBITDA OF $85.5 MILLION

LOYALTY AND INTERNATIONAL SET ALL-TIME QUARTERLY, LTM REVENUE HIGHS ON

COMBINED 17.5% REVENUE INCREASE

STAMFORD, Conn., April 25, 2013 – Affinion Group, Inc. (“Affinion” or the “Company”), the global leader in enabling companies to connect and engage with their customers, thereby creating rewarding relationships and enhancing brand loyalty, announced the financial results for the three month period ended March 31, 2013 (the “first quarter” or “quarter”) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Holdings”).

“As expected, while we have continued to see a reduction in certain subscription-based revenue from our large domestic financial institution clients this quarter, we have been able to offset a meaningful portion of these declines by significantly growing the areas of the business where we have prioritized our investments and focus,” said Todd Siegel, Affinion’s Chief Executive Officer.

“Loyalty and International now comprise well more than one-third of our overall revenue, and we expect to accelerate this shift over the remainder of the year as we further advance our presence in both of those markets,” continued Siegel. “Furthermore, while our direct-to-consumer and retail point-of-sale Membership programs are still in the early stages of their development, we expect they will begin to contribute positively to our results later this year.

“Despite these expected contributions, given the level of investments we plan to make to support all of our growth strategies, in particular over the upcoming quarters, we continue to believe our Adjusted EBITDA this year will decline approximately 10% as compared to 2012, and that we will end the year well-positioned to return to growth.”

Results Highlights

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations to GAAP measures. On November 14, 2012, Affinion completed the acquisitions of Back-Up, a Turkish provider of concierge and other assistance services and a sister company, Travel, a Turkish travel agency. Back-Up’s and Travel’s business results are reported as part of the Company’s International products segment.

First Quarter Net Revenues

☐	Net revenues for the first quarter of 2013 decreased 9.0%, from $381.8 million in the first quarter of 2012 to $347.4 million, with declines in North American products revenue more than offsetting growth in International products revenues.

☐	North American revenue decreased due principally to Membership, which declined due to the previously disclosed reduction in new marketing campaigns with the Company’s large North American financial institution partner channel as well as a reduction in wholesale revenues.

☐	International products revenue increased primarily from new retail revenues.

First Quarter Operating Results

☐	Adjusted EBITDA (as defined in Note (d) of Table 6) increased 3.9%, from $82.3 million in the first quarter of 2012 to $85.5 million.

☐	Segment EBITDA decreased 17.8%, from $86.9 million in the first quarter of 2012 to $71.4 million, or $15.5 million. The decrease largely related to the absence in 2013 of the previously disclosed $14.6 million in non-cash general and administrative expenses that were reversed in the first quarter of 2012 in connection with the Company’s Prospectiv acquisition. Excluding this one item, Segment EBITDA would have declined 1.2%, or $0.9 million, versus 2012, as the Company was able to reduce its costs in-line with the reduction in revenues.

☐	As compared to Adjusted EBITDA, first quarter Segment EBITDA reflects the inclusion of, among other items, $6.6 million in restructuring and related severance costs, $2.5 million of stock compensation expense and $0.9 million in costs relating to the ongoing resolution of previously disclosed litigation matters.

Segment Commentary

North America:

Membership products revenue decreased $44.2 million, from $187.9 million to $143.7 million, or 23.5%, as compared to the first quarter of 2012. Net Membership revenues decreased primarily due to lower volumes in connection with a reduction in new marketing campaigns with large domestic financial institution partners as well as the ongoing, but anticipated, attrition in volumes contributed from the domestic portion of the subscriber base acquired from Webloyalty, as well as lower volumes from certain fee-for-service wholesale arrangements. Membership Segment EBITDA decreased $21.5 million, from $45.2 million to $23.7 million, or 47.6%, as compared to the first quarter of 2012, due primarily to the absence in 2013 of the reversed general and administrative expense relating to Prospectiv. Excluding this item, Membership Segment EBITDA would have declined $6.9 million, or 22.5%, as reduced marketing and commission expense and reduced operating costs were more than offset by the impact of the lower revenues.

Insurance and Package products revenue decreased $9.3 million, from $85.9 million to $76.6 million, or 10.8%, as compared to the first quarter of 2012 due primarily to a higher cost of insurance driven by higher claims experience in the quarter, as well as lower fee-based revenue in package. Insurance and Package Segment EBITDA decreased $2.1 million, from $31.3 million to $29.2 million, or 6.7%, as the lower revenues were partially offset by lower marketing and commissions.

Loyalty products revenue increased $4.3 million, from $38.4 million to $42.7 million, or 11.2%, as compared to the first quarter of 2012, primarily due to growth in programs with existing clients. Loyalty Segment EBITDA increased $4.3 million, from $12.4 million to $16.7 million, or 34.7%, as increases in marketing and servicing costs were more than offset by the higher revenue growth.

International:

International revenue increased $14.7 million, from $70.2 million to $84.9 million, or 20.9%, as compared to the first quarter of 2012 due primarily to higher retail membership revenues as well as revenue generated from the Turkish acquisitions. International Segment EBITDA increased $4.6 million, from $1.2 million to $5.8 million, as higher operating, general and administrative and marketing and commission costs in connection with the greater retail volumes were more than offset by the revenue increase. Foreign exchange had a de minimis impact on the results for the quarter.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at March 31, 2013, see the note in Table 2.

At March 31, 2013, Affinion had $472.5 million outstanding under the senior notes (net of discounts) due in 2018, $1,093.1 million outstanding under its term loan facility, and $354.2 million outstanding under the senior subordinated notes (net of discounts) due in 2015.

As of March 31, 2013, there were no outstanding borrowings against the Company’s revolving credit facility, and $151.8 million of the credit facility was available for borrowing, after giving effect to the issuance of $13.2 million in letters of credit.

At March 31, 2013, the Company had $63.1 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

At March 31, 2013, Affinion Holdings had $322.6 million outstanding under the senior notes (net of discounts) due in 2015, in addition to Affinion’s debt instruments, and $82.5 million of unrestricted cash on hand.

Historically, the business results for Affinion and Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three-month period ended March 31, 2013 at 10:00 am (EDT) on Thursday, April 25, 2013. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 35206535. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EDT) April 30, 2013 by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering passcode 35206535.

Important Notes

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three month period ended March 31, 2013 to the unaudited consolidated results of operations for the three month period ended March 31, 2012.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,740 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the Company has approximately 4,300 employees and has marketing capabilities in 19 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2013 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including Affinion’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, and Affinion Holdings’ most recent Annual Report on Form 10-K for the year ended December 31, 2012. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended March 31,
	2013	2012

Global Average Subscribers, excluding Basic Insureds	42,579	45,728
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds (1)	$28.71	$29.86

Global Membership Subscribers
Average Global Retail Subscribers (2)	9,597	11,119
Annualized Net Revenue Per Global Average Subscriber (1)	$78.90	$78.85

Global Package Subscribers and Wholesale
Average Global Package Subscribers and Wholesale (2)	28,947	30,387
Annualized Net Revenue Per Global Average Package and Wholesale Subscriber (1)	$7.45	$7.00

Global Insureds
Average Supplemental Insureds (2)	4,035	4,222
Annualized Net Revenue Per Supplemental Insured (1)	$61.85	$65.30

Global Average Subscribers, including Basic Insureds	63,787	68,074

(1)

Annualized Net Revenue Per Global Average Subscriber and Supplemental Insured are all calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.

(2)

Average Global Subscribers and Average Supplemental Insureds for the period are all calculated by determining the average subscribers or insureds, as applicable, for each month in the period (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2013 AND DECEMBER 31, 2012

(In millions, except share amounts)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$63.1	$32.5
Restricted cash	34.3	34.4
Receivables (net of allowances for doubtful accounts of $11.1 and $9.4, respectively)	147.1	140.1
Profit-sharing receivables from insurance carriers	82.6	74.6
Prepaid commissions	37.5	42.5
Income taxes receivable	2.9	6.3
Other current assets	81.9	85.0

Total current assets	449.4	415.4
Property and equipment, net	129.8	136.5
Contract rights and list fees, net	21.5	22.0
Goodwill	601.9	607.3
Other intangibles, net	206.2	225.2
Other non-current assets	57.8	66.7

Total assets	$1,466.6	$1,473.1

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.7	$11.8
Accounts payable and accrued expenses	417.4	401.0
Payables to related parties	41.0	42.8
Deferred revenue	112.1	114.6
Income taxes payable	6.9	8.9

Total current liabilities	589.1	579.1
Long-term debt	1,909.2	1,911.8
Deferred income taxes	67.6	71.9
Deferred revenue	12.7	15.3
Other long-term liabilities	40.3	41.1

Total liabilities	2,618.9	2,619.2

Commitments and contingencies
Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	102.6	102.6
Accumulated deficit	(1,261.2)	(1,256.8)
Accumulated other comprehensive income	4.9	6.5

Total Affinion Group, Inc. deficit	(1,153.7)	(1,147.7)
Non-controlling interest in subsidiary	1.4	1.6

Total deficit	(1,152.3)	(1,146.1)

Total liabilities and deficit	$1,466.6	$1,473.1

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2012. As part of the financing for the acquisition of the assets of Cendant Marketing Services Division by the Company from Cendant Corporation, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility (increased in December 2012 to $165.0 million) and an $875.0 million term loan facility maturing in six and a half years. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion’s amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $199.8 million to Affinion Holdings, with the balance used for working capital and other corporate purposes and to fund strategic initiatives.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(In millions)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
Net revenues	$347.4	$381.8

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	117.7	154.8
Operating costs	116.2	118.1
General and administrative	42.1	22.0
Depreciation and amortization	29.6	50.1

Total expenses	305.6	345.0

Income from operations	41.8	36.8
Interest income	0.1	0.3
Interest expense	(41.4)	(37.6)
Other income, net	0.1	0.1

Income (loss) before income taxes and non-controlling interest	0.6	(0.4)
Income tax expense	(5.1)	(2.7)

Net loss	(4.5)	(3.1)
Less: net loss (income) attributable to non-controlling interest	0.1	(0.2)

Net loss attributable to Affinion Group, Inc.	$(4.4)	$(3.3)

Net loss	$(4.5)	$(3.1)
Currency translation adjustment, net of tax	(1.7)	2.3

Comprehensive loss	(6.2)	(0.8)
Less: comprehensive loss (income) attributable to non-controlling interest	0.2	(0.2)

Comprehensive loss attributable to Affinion Group, Inc.	$(6.0)	$(1.0)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(In millions)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
Operating Activities
Net loss	$(4.5)	$(3.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29.6	50.1
Amortization of debt discount and financing costs	2.5	2.1
Unrealized loss on interest rate swaps	—	0.9
Adjustment to liability for additional consideration based on earn-out	—	(14.6)
Share-based compensation	2.5	3.1
Deferred income taxes	3.3	1.0
Net change in assets and liabilities:
Restricted cash	(0.3)	0.3
Receivables	(9.9)	(21.5)
Receivables from related parties	—	0.7
Profit-sharing receivables from insurance carriers	(8.0)	(14.5)
Prepaid commissions	4.6	3.1
Other current assets	1.2	(4.5)
Contract rights and list fees	0.4	(0.2)
Other non-current assets	0.1	0.1
Accounts payable and accrued expenses	26.0	35.2
Payables to related parties	(4.2)	(3.1)
Deferred revenue	(3.0)	(5.1)
Income taxes receivable and payable	1.4	0.5
Other long-term liabilities	(0.7)	(1.2)
Other, net	3.6	(0.7)

Net cash provided by operating activities	44.6	28.6

Investing Activities
Capital expenditures	(8.8)	(14.7)
Restricted cash	(0.1)	0.1
Acquisition-related payments, net of cash acquired	(0.9)	(1.2)

Net cash used in investing activities	(9.8)	(15.8)

Financing Activities
Principal payments on borrowings	(3.0)	(2.9)

Net cash used in financing activities	(3.0)	(2.9)

Effect of changes in exchange rates on cash and cash equivalents	(1.2)	0.8

Net increase in cash and cash equivalents	30.6	10.7
Cash and cash equivalents, beginning of period	32.5	86.3

Cash and cash equivalents, end of period	$63.1	$97.0

Supplemental Disclosure of Cash Flow Information:
Interest payments	$17.4	$17.9

Income tax payments, net of refunds	$0.4	$1.0

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	March 31, 2013	March 31, 2012	Increase (Decrease)	March 31, 2013	March 31, 2012	Increase (Decrease)
Affinion North America
Membership products	$143.7	$187.9	$(44.2)	$23.7	$45.2	$(21.5)
Insurance and package products	76.6	85.9	(9.3)	29.2	31.3	(2.1)
Loyalty products	42.7	38.4	4.3	16.7	12.4	4.3
Eliminations	(0.5)	(0.6)	0.1	—	—	—

Total North America	262.5	311.6	(49.1)	69.6	88.9	(19.3)
Affinion International
International products	84.9	70.2	14.7	5.8	1.2	4.6

Total products	347.4	381.8	(34.4)	75.4	90.1	(14.7)
Corporate	—	—	—	(4.0)	(3.2)	(0.8)

Total	$347.4	$381.8	$(34.4)	71.4	86.9	(15.5)

Depreciation and amortization				(29.6)	(50.1)	20.5

Income from operations				$41.8	$36.8	$5.0

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve months ended March 31, 2013 and the three months ended March 31, 2013 and 2012 to our Adjusted EBITDA.

	For the Twelve Months Ended	For the Three Months Ended March 31,
	March 31, 2013(a)	2013	2012
Net cash provided by operating activities	$84.9	$44.6	$28.6
Interest expense, net	153.5	41.3	37.3
Income tax expense	12.6	5.1	2.7
Amortization of debt discount and financing costs	(9.0)	(2.5)	(2.1)
Unrealized loss on interest rate swaps	(0.3)	—	(0.9)
Provision for loss on accounts receivable	(6.9)	—	—
Deferred income taxes	(4.6)	(3.3)	(1.0)
Changes in assets and liabilities	50.3	(11.2)	10.9
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (b)	28.8	6.9	6.1
Other, net (c)	28.7	4.6	0.7

Adjusted EBITDA, excluding pro forma adjustments (d) (e)	338.0	$85.5	$82.3

Effect of the pro forma adjustments (f)	2.9

Adjusted EBITDA, including pro forma adjustments (g)	$340.9

(a)

Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the three months ended March 31, 2012, plus consolidated financial data for the three months ended March 31, 2013.

(b)

Eliminates the effect of purchase accounting related to the Apollo Transactions and acquisition of Boyner Bireysel Urunler Satis ve Pazarlama A.S. (“Back-Up”), a Turkish provider of concierge and other assistance services and a sister company, Bofis Turizm ve Ticaret A.S. (“Travel”), a Turkish travel agency, legal costs for certain legal matters and costs associated with severance incurred.

(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(e)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on April 1, 2012 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(f)

Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on April 1, 2012.

(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

TABLE 6 - cont’d

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended March 31, 2013 and the three months ended March 31, 2013 and 2012 to our Adjusted EBITDA.

	For the Twelve Months Ended	For the Three Months Ended March 31,
	March 31, 2013(a)	2013	2012
Net loss attributable to Affinion Group, Inc.	$(100.4)	$(4.4)	$(3.3)
Interest expense, net	153.5	41.3	37.3
Income tax expense	12.6	5.1	2.7
Non-controlling interest	0.4	(0.1)	0.2
Other (income) expense, net	0.2	(0.1)	(0.1)
Depreciation and amortization	164.0	29.6	50.1
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (b)	1.7	1.3	—
Certain legal costs (c)	12.7	0.9	0.5
Net cost savings (d)	14.4	4.7	5.6
Other, net (e)	78.9	7.2	(10.7)

Adjusted EBITDA, excluding pro forma adjustments (f) (g)	338.0	$85.5	$82.3

Effect of the pro forma adjustments (h)	2.9

Adjusted EBITDA, including pro forma adjustments (i)	$340.9

Interest coverage ratio (j)	2.28
Senior secured leverage ratio (k)	3.05
Fixed charge coverage ratio (l)	2.22

(a)

Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the three months ended March 31, 2012, plus consolidated financial data for the three months ended March 31, 2013.

(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)

Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities, (vi) consulting fees paid to Apollo, (vii) facility exit costs and (viii) the impairment charge related to the goodwill and certain intangible assets of Prospectiv.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on April 1, 2012 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(h)

Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on April 1, 2012.

(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.
(j)

The interest coverage ratio is defined in our amended and restated senior secured credit facility, as amended on November 20, 2012 (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be equal to or greater than 1.25 to 1.0 at March 31, 2013.

(k)

The senior secured leverage ratio is defined in our amended and restated senior secured credit facility, as amended on November 20, 2012 (senior secured debt, as defined, to Adjusted EBITDA, as defined). The senior secured leverage ratio must be equal to or less than 4.25 to 1.0 at March 31, 2013.

(l)

The fixed charge coverage ratio is defined in the indentures governing our 7.875% senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA (as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended March 31, 2013 and the three months ended March 31, 2013 and 2012 to our Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Twelve Months Ended	For the Three Months Ended March 31,
	March 31, 2013(a)	2013	2012
Net loss attributable to Affinion Group, Inc.	$(100.4)	$(4.4)	$(3.3)
Interest expense, net	153.5	41.3	37.3
Income tax expense	12.6	5.1	2.7
Non-controlling interest	0.4	(0.1)	0.2
Other (income) expense, net	0.2	(0.1)	(0.1)
Depreciation and amortization	164.0	29.6	50.1

Segment EBITDA	$230.3	$71.4	$86.9

(a)

Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the three months ended March 31, 2012, plus consolidated financial data for the three months ended March 31, 2013.

TABLE 7

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2013 AND DECEMBER 31, 2012

(In millions, except share amounts)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$82.5	$51.9
Restricted cash	34.3	34.4
Receivables (net of allowances for doubtful accounts of $11.1 and $9.4, respectively)	147.1	140.1
Profit-sharing receivables from insurance carriers	82.6	74.6
Prepaid commissions	37.5	42.5
Income taxes receivable	2.9	6.3
Other current assets	81.8	85.0

Total current assets	468.7	434.8
Property and equipment, net	129.8	136.5
Contract rights and list fees, net	21.5	22.0
Goodwill	601.9	607.3
Other intangibles, net	206.2	225.2
Other non-current assets	61.7	70.8

Total assets	$1,489.8	$1,496.6

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.7	$11.8
Accounts payable and accrued expenses	434.5	411.3
Payables to related parties	—	0.1
Deferred revenue	112.1	114.6
Income taxes payable	6.9	8.9

Total current liabilities	565.2	546.7
Long-term debt	2,231.8	2,234.2
Deferred income taxes	67.6	71.9
Deferred revenue	12.7	15.3
Other long-term liabilities	40.3	41.0

Total liabilities	2,917.6	2,909.1

Commitments and contingencies
Deficit:
Common stock, $0.01 par value, 360,000,000 shares authorized, 85,129,464 and 85,128,062 shares issued and 84,913,377 and 84,912,610 shares outstanding	0.9	0.9
Additional paid-in capital	133.9	132.9
Accumulated deficit	(1,567.8)	(1,553.3)
Accumulated other comprehensive income	4.9	6.5
Treasury stock, at cost, 216,087 and 215,452 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,429.2)	(1,414.1)
Non-controlling interest in subsidiary	1.4	1.6

Total deficit	(1,427.8)	(1,412.5)

Total liabilities and deficit	$1,489.8	$1,496.6

TABLE 8

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(In millions)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
Net revenues	$347.4	$381.8

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	117.7	154.8
Operating costs	116.2	118.1
General and administrative	42.2	22.1
Depreciation and amortization	29.6	50.1

Total expenses	305.7	345.1

Income from operations	41.7	36.7
Interest income	0.1	0.3
Interest expense	(51.4)	(47.6)
Other income, net	0.1	0.1

Loss before income taxes and non-controlling interest	(9.5)	(10.5)
Income tax expense	(5.1)	(2.7)

Net loss	(14.6)	(13.2)
Less: net loss (income) attributable to non-controlling interest	0.1	(0.2)

Net loss attributable to Affinion Group Holdings, Inc.	$(14.5)	$(13.4)

Net loss	$(14.6)	$(13.2)
Currency translation adjustment, net of tax	(1.7)	2.3

Comprehensive loss	(16.3)	(10.9)
Less: comprehensive loss (income) attributable to non-controlling interest	0.2	(0.2)

Comprehensive loss attributable to Affinion Group Holdings, Inc.	$(16.1)	$(11.1)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(In millions)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
Operating Activities
Net loss	$(14.6)	$(13.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29.6	50.1
Amortization of debt discount and financing costs	3.1	2.7
Unrealized loss on interest rate swaps	—	0.9
Adjustment to liability for additional consideration based on earn-out	—	(14.6)
Share-based compensation	2.5	3.1
Deferred income taxes	3.3	1.0
Net change in assets and liabilities:
Restricted cash	(0.3)	0.3
Receivables	(9.9)	(21.5)
Receivables from related parties	—	0.7
Profit-sharing receivables from insurance carriers	(8.0)	(14.5)
Prepaid commissions	4.6	3.1
Other current assets	1.2	(4.5)
Contract rights and list fees	0.4	(0.2)
Other non-current assets	0.1	0.1
Accounts payable and accrued expenses	31.4	42.1
Payables to related parties	(0.1)	(0.6)
Deferred revenue	(3.0)	(5.1)
Income taxes receivable and payable	1.4	0.5
Other long-term liabilities	(0.7)	(1.2)
Other, net	3.6	(0.7)

Net cash provided by operating activities	44.6	28.5

Investing Activities
Capital expenditures	(8.8)	(14.7)
Restricted cash	(0.1)	0.1
Acquisition-related payments, net of cash acquired	(0.9)	(1.2)

Net cash used in investing activities	(9.8)	(15.8)

Financing Activities
Principal payments on borrowings	(3.0)	(2.9)

Net cash used in financing activities	(3.0)	(2.9)

Effect of changes in exchange rates on cash and cash equivalents	(1.2)	0.8

Net increase in cash and cash equivalents	30.6	10.6
Cash and cash equivalents, beginning of period	51.9	106.4

Cash and cash equivalents, end of period	$82.5	$117.0

Supplemental Disclosure of Cash Flow Information:
Interest payments	$17.4	$17.9

Income tax payments, net of refunds	$0.4	$1.0

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	March 31, 2013	March 31, 2012	Increase (Decrease)	March 31, 2013	March 31, 2012	Increase (Decrease)
Affinion North America
Membership products	$143.7	$187.9	$(44.2)	$23.7	$45.2	$(21.5)
Insurance and package products	76.6	85.9	(9.3)	29.2	31.3	(2.1)
Loyalty products	42.7	38.4	4.3	16.7	12.4	4.3
Eliminations	(0.5)	(0.6)	0.1	—	—	—

Total North America	262.5	311.6	(49.1)	69.6	88.9	(19.3)
Affinion International
International products	84.9	70.2	14.7	5.8	1.2	4.6

Total products	347.4	381.8	(34.4)	75.4	90.1	(14.7)
Corporate	—	—	—	(4.1)	(3.3)	(0.8)

Total	$347.4	$381.8	$(34.4)	71.3	86.8	(15.5)

Depreciation and amortization				(29.6)	(50.1)	20.5

Income from operations				$41.7	$36.7	$5.0

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Affinion Holdings’ consolidated net cash provided by operating activities for the twelve months ended March 31, 2013 and the three months ended March 31, 2013 and 2012 to Affinion Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2013(a)	2013	2012
Net cash provided by operating activities	$47.2	$44.6	$28.5
Interest expense, net	193.5	51.3	47.3
Income tax expense	12.6	5.1	2.7
Amortization of debt discount and financing costs	(11.4)	(3.1)	(2.7)
Unrealized loss on interest rate swaps	(0.3)	—	(0.9)
Provision for loss on accounts receivable	(6.9)	—	—
Deferred income taxes	(4.6)	(3.3)	(1.0)
Changes in assets and liabilities	50.1	(20.7)	1.5
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (b)	28.8	6.9	6.1
Other, net (c)	28.9	4.7	0.8

Adjusted EBITDA, excluding pro forma adjustments (d) (e)	337.9	$85.5	$82.3

Effect of the pro forma adjustments (f)	2.9

Adjusted EBITDA, including pro forma adjustments (g)	$340.8

(a)

Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the three months ended March 31, 2012, plus consolidated financial data for the three months ended March 31, 2013.

(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(e)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on April 1, 2012 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(f)

Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on April 1, 2012.

(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the twelve months ended March 31, 2013 and the three months ended March 31, 2013 and 2012 to Affinion Holdings’ Adjusted EBITDA.

TABLE 11 - cont’d

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2013(a)	2013	2012
Net loss attributable to Affinion Group Holdings, Inc.	$(140.7)	$(14.5)	$(13.4)
Interest expense, net	193.5	51.3	47.3
Income tax expense	12.6	5.1	2.7
Non-controlling interest	0.4	(0.1)	0.2
Other (income) expense, net	0.2	(0.1)	(0.1)
Depreciation and amortization	164.0	29.6	50.1
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (b)	1.7	1.3	—
Certain legal costs (c)	12.7	0.9	0.5
Net cost savings (d)	14.4	4.7	5.6
Other, net (e)	79.1	7.3	(10.6)

Adjusted EBITDA, excluding pro forma adjustments (f) (g)	337.9	$85.5	$82.3

Effect of the pro forma adjustments (h)	2.9

Adjusted EBITDA, including pro forma adjustments (i)	$340.8

(a)

Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the three months ended March 31, 2012, plus consolidated financial data for the three months ended March 31, 2013.

(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)

Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities, (vi) consulting fees paid to Apollo, (vii) facility exit costs and (viii) the impairment charge related to the goodwill and certain intangible assets of Prospectiv.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on April 1, 2012 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(h)

Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on April 1, 2012.

(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss for the twelve months ended March 31, 2013 and the three months ended March 31, 2013 and 2012 to Affinion Holdings’ Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2013(a)	2013	2012
Net loss attributable to Affinion Group Holdings, Inc.	$(140.7)	$(14.5)	$(13.4)
Interest expense, net	193.5	51.3	47.3
Income tax expense	12.6	5.1	2.7
Non-controlling interest	0.4	(0.1)	0.2
Other (income) expense, net	0.2	(0.1)	(0.1)
Depreciation and amortization	164.0	29.6	50.1

Segment EBITDA	$230.0	$71.3	$86.8

(a)

Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the three months ended March 31, 2012, plus consolidated financial data for the three months ended March 31, 2013.